                                                                Execution Copy

                     ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS  ASSIGNMENT  AND  ASSUMPTION  AGREEMENT,  dated  September 1, 2004, between DLJ Mortgage Capital, Inc., a Delaware corporation  ("Assignor"),  and
Credit Suisse First Boston Mortgage  Securities Corp., a Delaware  corporation
("Assignee"):

      For and in  consideration  of the sum of TEN DOLLARS  ($10.00) and other valuable  consideration  the  receipt  and  sufficiency  of which  hereby  are acknowledged,  and of the  mutual  covenants  herein  contained,  the  parties hereto hereby agree as follows:

1.    The Assignor  hereby  grants,  transfers  and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser,  in, to and under (a)
those  certain  Mortgage  Loans  listed on  Exhibit  A  attached  hereto  (the
"Mortgage  Loans")  and (b)  those  certain  agreements  listed  on  Exhibit B attached hereto (the "Agreements") with respect to the Mortgage Loans.

      The Assignor  specifically  reserves and does not assign to the Assignee hereunder  any and all  right,  title  and  interest  in, to and under and all obligations  of the Assignor with respect to any mortgage loans subject to the
Agreements  which are not the  Mortgage  Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment and Assumption Agreement.

2.    The  Assignor  warrants  and  represents  to, and  covenants  with,  the
Assignee that:

(a)   The  Assignor is the lawful  owner of the  Mortgage  Loans with the full right  to  transfer  the  Mortgage  Loans  free  from any and all  claims  and encumbrances whatsoever;

(b)   The Assignor has not  received  notice or, and has no knowledge  of, any offsets,  counterclaims  or other  defenses with respect to the  Agreements or the Mortgage Loans;

(c)   The Assignor has not waived or agreed to any waiver under,  or agreed to any amendment or other  modification of, the Agreements or the Mortgage Loans, including without  limitation the transfer of the servicing  obligations under the  Agreements.  The  Assignor  has no  knowledge  of,  and has not  received notice of, any  waivers  under or  amendments  or other  modifications  of, or assignments of rights or obligations  under or defaults under, the Agreements, or the Mortgage Loans; and

(d)   Neither  the  Assignor  nor anyone  acting on its  behalf  has  offered, transferred,  pledged,  sold or otherwise  disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar  security to, or solicited any offer to buy or accept a  transfer,  pledge  or other  disposition  of the
Mortgage  Loans,  any  interest  in the  Mortgage  Loans or any other  similar security  from,  or otherwise  approached  or  negotiated  with respect to the
Mortgage  Loans,  any  interest  in the  Mortgage  Loans or any other  similar security with, any person in any manner,  or made by general  solicitation  by means of  general  advertising  or in any  other  manner,  or taken  any other action which would  constitute a distribution  of the Mortgage Loans under the
Securities Act of 1933 (the "1933 Act") or which would render the  disposition of the  Mortgage  Loans a  violation  of  Section 5 of the 1933 Act or require registration pursuant thereto.

3.    The  Assignee  warrants  and  represents  to, and  covenants  with,  the
Assignor that:

(a)   The Assignee is a corporation  duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all requisite  corporate power and authority to acquire,  own and purchase the Mortgage Loans;

(b)   The Assignee has full corporate power and authority to execute,  deliver and perform under this Assignment and Assumption Agreement,  and to consummate the  transactions  set forth herein.  The execution,  delivery and performance of  the  Assignee  of  this  Assignment  and  Assumption  Agreement,  and  the consummation by it of the  transactions  contemplated  hereby,  have been duly
authorized  by  all  necessary   corporate   action  of  the  Assignee.   This
Assignment  and  Assumption  Agreement has been duly executed and delivered by the Assignee and constitutes  the valid and legally binding  obligation of the
Assignee  enforceable  against the Assignee in accordance  with its respective terms;

(c)   To the best of  Assignee's  knowledge,  no material  consent,  approval, order or authorization  of, or declaration,  filing or registration  with, any governmental  entity is required  to be  obtained  or made by the  Assignee in connection  with the  execution,  delivery or  performance  by the Assignee of this  Assignment and Assumption  Agreement,  or the  consummation by it of the transactions contemplated hereby;

(d)   The  Assignee  agrees to be bound,  as  Purchaser,  by all of the terms, covenants and conditions of the Agreements  and the Mortgage  Loans,  and from and after  the date  hereof,  the  Assignee  assumes  for the  benefit  of the
Assignor  all of the  Assignor's  obligations  as Purchaser  thereunder,  with respect to the Mortgage Loans;

(e)   The  Assignee   understands  that  the  Mortgage  Loans  have  not  been
registered under the 1933 Act or the securities laws of any state;

(f)   The purchase  price being paid by the Assignee for the Mortgage Loans is in  excess  of  $250,000  and  will be paid by  cash  remittance  of the  full purchase price within sixty (60) days of the sale;

(g)   The Assignee is acquiring the Mortgage  Loans for investment for its own account only and not for any other person;

(h)   The   Assignee    considers   itself   a   substantial,    sophisticated
institutional  investor  having such  knowledge  and  financial  and  business matters  that  it is  capable  of  evaluating  the  merits  and the  risks  of investment in the Mortgage Loans;

(i)   The Assignee  has been  furnished  with all  information  regarding  the
Mortgage Loans that it has requested from the Assignor;

(j)   Neither  the  Assignee  nor anyone  acting on its  behalf  has  offered, transferred,  pledged,  sold or otherwise  disposed of the Mortgage  Loans, an interest in the Mortgage Loans or any other similar  security to, or solicited any offer to buy or accept a  transfer,  pledge  or other  disposition  of the
Mortgage  Loans,  any  interest  in the  Mortgage  Loans or any other  similar security  from,  or otherwise  approached  or  negotiated  with respect to the
Mortgage  Loans,  any  interest  in the  Mortgage  Loans or any other  similar security with, any person in any manner,  or made any general  solicitation by means of  general  advertising  or in any  other  manner,  or taken  any other action which would  constitute a distribution  of the Mortgage Loans under the
1933 Act or  which  would  render  the  disposition  of the  Mortgage  Loans a violation  of  Section  5 of the 1933  Act or  require  registration  pursuant thereto,  nor will it act,  nor has it  authorized  or will it  authorize  any person to act, in such manner with respect to the Mortgage Loans; and

(k)   Either:  (1) the  Assignee  is not an  employee  benefit  plan  ("Plan")
within the meaning of section 3(3) of the Employee  Retirement Income Security
Act of 1974, as amended  ("ERISA") or a plan (also "Plan")  within the meaning of  Section  4975(e)(1)  of the  Internal  Revenue  Code of 1986,  as  amended
("Code"),  and the  Assignee is not  directly  or  indirectly  purchasing  the
Mortgage Loans on behalf of, investment  manager of, as named fiduciary of, as
Trustee of, or with assets of, a Plan; or (2) the  Assignee's  purchase of the
Mortgage Loans will not result in a prohibited  transaction  under section 406 of ERISA or Section 4975 of the Code.

      IN  WITNESS  WHEREOF,  the  parties  have  caused  this  Assignment  and
Assumption  to be  executed by their duly  authorized  officers as of the date first above written.

DLJ MORTGAGE CAPITAL, INC.,              CREDIT SUISSE FIRST BOSTON MORTGAGE
as Assignor                              SECURITIES CORP.,
                                         as Assignee

By:                                      By:
         Name: Peter Sack                         Name: John P. Graham
         Title:  Vice President                   Title:  Vice President

Taxpayer Identification Number:          Taxpayer Identification Number:
13-3460798                               13-3320910

                     A-1
                                  EXHIBIT A

                            Mortgage Loan Schedule

       [Attached as Schedule I to the Pooling and Servicing Agreement]

                     B-1
                                  EXHIBIT B

                              List of Agreements

              [On file with Orrick, Herrington & Sutcliffe LLP]